_______________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 8, 1996

                            ------------------------

                        PHYSICIAN SUPPORT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                DELAWARE                                  33-80731                                 13-3624081
      (STATE OR OTHER JURISDICTION                      (COMMISSION                              (IRS EMPLOYER
           OF INCORPORATION)                            FILE NUMBER)                          IDENTIFICATION NO.)

               ROUTE 230 AND EBY-CHIQUES ROAD,
                         MT. JOY, PA                                                        17552
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                       (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (717) 653-5340

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

________________________________________________________________________________

     Physician Support Systems, Inc., a Delaware Corporation ('PSS'), hereby amends its Current Report on Form 8-K dated May 14, 1996 as set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

     Set forth below are the audited financial statements of PBS Northwest, Inc., an Oregon corporation ('PBS'), as of December 31, 1994 and 1995 and for the two years then ended. These financial statements have been audited by Deloitte & Touche LLP, independent auditors. Also set forth below are the unaudited financial statements of PBS as of March 31, 1996 and for the three months ended March 31, 1995 and 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the entire year.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of PBS NORTHWEST, INC.

     We have audited the accompanying balance sheets of PBS Northwest, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 9 to the financial statements, substantially all assets and liabilities of PBS Northwest, Inc. were sold on May 8, 1996.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of PBS Northwest, Inc. as of December 31, 1995 and 1994, and the results of its operations, stockholders' equity, and cash flows for the years then ended, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
June 27, 1996
Seattle, Washington

                              PBS NORTHWEST, INC.
                                 BALANCE SHEETS
                 DECEMBER 31, 1994 AND 1995, AND MARCH 31, 1996

                                                                                   DECEMBER 31,
                                                                               --------------------      MARCH 31,
                                                                                 1994        1995          1996
                                                                               --------    --------    -----------
                                                                                                       (UNAUDITED)

                                   ASSETS
Current Assets:
     Cash and cash equivalents..............................................   $  --       $  4,477     $ 270,714
     Accounts receivable -- billed..........................................    290,637     304,196       219,559
     Accounts receivable -- unbilled........................................    219,842     269,754       257,384
     Prepaid expenses.......................................................     20,498      17,560        16,354
                                                                               --------    --------    -----------
          Total current assets..............................................    530,977     595,987       764,011
Property and equipment, net.................................................     20,681      13,167        12,631
Other assets................................................................      9,346       2,981         3,033
                                                                               --------    --------    -----------
Total.......................................................................   $561,004    $612,135     $ 779,675
                                                                               --------    --------    -----------
                                                                               --------    --------    -----------
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable.......................................................   $ 18,098    $  9,925     $   8,527
     Accrued liabilities....................................................    105,917     115,377       104,942
                                                                               --------    --------    -----------
          Total current liabilities.........................................    124,015     125,302       113,469
Stockholders' Equity:
     Common stock, $.01 par -- authorized, 1,000,000 shares; issued, 10,000
       shares...............................................................        100         100           100
     Additional paid-in capital.............................................      9,900       9,900         9,900
     Retained earnings......................................................    426,989     476,833       656,206
                                                                               --------    --------    -----------
          Total stockholders' equity........................................    436,989     486,833       666,206
                                                                               --------    --------    -----------
Total.......................................................................   $561,004    $612,135     $ 779,675
                                                                               --------    --------    -----------
                                                                               --------    --------    -----------

                       See notes to financial statements.

                              PBS NORTHWEST, INC.
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1994 AND 1995
             AND THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996

                                                                      DECEMBER 31,               MARCH 31,
                                                                ------------------------    --------------------
                                                                   1994          1995         1995        1996
                                                                ----------    ----------    --------    --------
                                                                                                (UNAUDITED)

Revenue......................................................   $2,107,349    $2,113,374    $464,556    $565,281

Operating Expenses:
     Salaries and wages......................................    1,168,655     1,086,896     233,314     281,486
     General and administrative..............................      409,062       407,429      88,472      99,243
     General and administrative -- related parties...........       24,000        24,000       6,000       6,000
     Depreciation............................................       28,864         8,883       3,000         536
                                                                ----------    ----------    --------    --------
          Total operating expenses...........................    1,630,581     1,572,208     330,786     387,265
                                                                ----------    ----------    --------    --------
Income from operations.......................................      476,768       586,166     133,770     178,016

Other Income:
     Interest income.........................................        6,021        13,661       1,380       1,336
     Other income............................................            5            17                      21
                                                                ----------    ----------    --------    --------
          Total other income.................................        6,026        13,678       1,380       1,357
                                                                ----------    ----------    --------    --------
Net income...................................................   $  482,794       599,844    $135,150     179,373
                                                                ----------                  --------
                                                                ----------                  --------
Unaudited pro forma income tax adjustment....................                    203,947                  60,987
                                                                              ----------                --------
Unaudited pro forma net income...............................                 $  395,897                $118,386
                                                                              ----------                --------
                                                                              ----------                --------

                       See notes to financial statements.

                              PBS NORTHWEST, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                  AND THREE-MONTH PERIOD ENDED MARCH 31, 1996

                                                          COMMON STOCK      ADDITIONAL                     TOTAL
                                                        ----------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                                        ------    ------    ----------    ---------    -------------

Balance, January 1, 1994.............................   10,000     $100       $9,900      $ 444,195      $ 454,195
     Net income......................................                                       482,794        482,794
     Dividends.......................................                                      (500,000)      (500,000)
                                                        ------    ------    ----------    ---------    -------------

Balance, December 31, 1994...........................   10,000      100        9,900        426,989        436,989
     Net income......................................                                       599,844        599,844
     Dividends.......................................                                      (550,000)      (550,000)
                                                        ------    ------    ----------    ---------    -------------

Balance, December 31, 1995...........................   10,000      100        9,900        476,833        486,833
     Net income (unaudited)..........................                                       179,373        179,373
                                                        ------    ------    ----------    ---------    -------------

Balance, March 31, 1996..............................   10,000     $100       $9,900      $ 656,206      $ 666,206
                                                        ------    ------    ----------    ---------    -------------
                                                        ------    ------    ----------    ---------    -------------

                       See notes to financial statements.

                              PBS NORTHWEST, INC.
                            STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1994 AND 1995,
             AND THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996

                                                                       DECEMBER 31,              MARCH 31,
                                                                  ----------------------    --------------------
                                                                    1994         1995         1995        1996
                                                                  ---------    ---------    --------    --------
                                                                                                (UNAUDITED)

Operating Activities:
     Net income................................................   $ 482,794    $ 599,844    $135,150    $179,373
     Adjustments to reconcile net income to net cash provided
       by operating activities:
          Depreciation.........................................      28,864        8,883       3,000         536
          Cash provided (used) by changes in operating assets
            and liabilities:
               Accounts receivable:
                    Billed.....................................       3,938      (13,559)     88,677      84,637
                    Unbilled...................................       4,158      (49,912)      5,576      12,370
               Prepaid expenses................................     (14,178)       2,939       8,798       1,206
               Other assets....................................      (2,949)       6,365     (58,483)        (52)
               Accounts payable................................      18,098       (8,173)     (6,398)     (1,398)
               Accrued liabilities.............................     (17,974)       9,460     (18,515)    (10,435)
                                                                  ---------    ---------    --------    --------
     Net cash provided by operating activities.................     502,751      555,847     157,805     266,237
Investing Activities:
     Capital expenditures......................................     (19,546)      (1,370)
Financing Activities:
     Dividends paid............................................    (500,000)    (550,000)
                                                                  ---------    ---------    --------    --------
Net increase (decrease) in cash and cash equivalents...........     (16,795)       4,477     157,805     266,237
Cash and Cash Equivalents:
     Beginning of period.......................................      16,795                                4,477
                                                                  ---------    ---------    --------    --------
     End of period.............................................   $  --        $   4,477    $157,805    $270,714
                                                                  ---------    ---------    --------    --------
                                                                  ---------    ---------    --------    --------

                       See notes to financial statements.

                              PBS NORTHWEST, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1994 AND 1995,
       AND THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     PBS Northwest, Inc. (the Company or PBS), an Oregon S-Corporation, is engaged in the business of providing accounts receivable management, billing, collection, and related business services for health care providers in the greater Portland metropolitan area and in Tacoma, Washington. The Company was incorporated in 1992.

REVENUE RECOGNITION

     For physician billing activities, the Company recognizes client fee revenue on the accrual basis. Billing revenue is based on a percentage fee of net provider collections of receivables from patient and insurance company billings. Client fees are calculated at month end and billed to clients the following month.

     A portion of the unbilled receivable is based on an estimate of future billing revenue from outstanding provider receivables. The estimated amount is calculated by multiplying client fee percentages times outstanding provider accounts receivable balances, less estimated provider write-offs and less estimated costs to collect. This portion of the unbilled receivable estimate is calculated and adjusted monthly.

     In addition to normal billing activities, the Company provides accounting services to several medical practices, and periodically performs special project and consulting work. This work is billed to clients based either on actual time at standard hourly billing rates, or at a fixed fee.

ACCOUNTS RECEIVABLE

     The Company grants credit to its customers for services performed; resulting accounts receivable are not collateralized. Accounts receivable are charged directly against earnings when they are determined to be uncollectible.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are cash and short-term, highly liquid investments with maturities of 90 days or less that are readily convertible to known amounts of cash and present an insignificant risk of changes in principal amount due to interest rate fluctuations. Periodically, the Company maintains deposits in a money market account with a mutual fund which are not covered under federally insured programs.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided by using the straight-line method over the estimated useful lives of five to seven years.

INCOME TAXES

     As the Company is classified as an S-Corporation, all taxable income or loss is included in the stockholders' individual tax returns. These financial statements do not include a provision for income taxes. In the event the S-election is terminated the Company will be responsible for income taxes at the corporate level. The unaudited pro forma income tax adjustment reflects income taxes as if the Company was a C Corporation. There were no significant differences between taxable income for financial statement purposes and income tax purposes for the years ended December 31, 1994 and 1995, and the three-month period ended March 31, 1996.

                              PBS NORTHWEST, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                    YEARS ENDED DECEMBER 31, 1994 AND 1995,
       AND THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL INFORMATION

     The interim financial information as of and for the three-month periods ended March 31,1995 and 1996, was prepared by the Company in a manner consistent with the audited financial statements. The unaudited information, in management's opinion, reflects all adjustments that are of a normal recurring nature and that are necessary to present fairly the results for the periods presented. The results of operations for the three-month period ended March 31, 1996, are not necessarily indicative of the results to be expected for the entire year.

NOTE 2. RELATED PARTY TRANSACTIONS

SERVICES AGREEMENTS

     The Company pays two related parties a total of $2,000 per month; $1,000 per month for maintenance of computer systems, and $1,000 per month for consulting. There were no accounts payable to related parties at March 31, 1996, and December 31, 1995 and 1994.

LEASE AGREEMENTS

     The Company leases office space from a related party at $4,178 per month.

NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                           DECEMBER 31,
                                                         ESTIMATED     --------------------     MARCH 31,
                                                        USEFUL LIFE      1994        1995         1996
                                                        -----------    --------    --------    -----------
                                                                                               (UNAUDITED)
Furniture, fixtures, and office equipment............        7         $ 35,936    $ 35,936     $  35,936
Computer equipment...................................        5           65,411      66,780        66,780
                                                                       --------    --------    -----------
                                                                        101,347     102,716       102,716
Less accumulated depreciation and amortization.......                   (80,666)    (89,549)      (90,085)
                                                                       --------    --------    -----------
                                                                       $ 20,681    $ 13,167     $  12,631
                                                                       --------    --------    -----------
                                                                       --------    --------    -----------

NOTE 4. OFFICE LEASES

     PBS had entered into an operating lease in Portland, Oregon with DP Associates (see Note 2) for the use of space in an office building. The lease agreement expired on February 29, 1996, and was renewed on April 30, 1996. The renewed lease will expire March 31, 1998. Rent expense is recognized on a straight-line basis over the contractual lease term. Rental expense incurred for this operating lease amounted to $45,600 and $45,502 for the years ended December 31, 1995 and 1994, respectively.

     PBS also renewed an operating lease on June 3, 1996, in Tacoma, Washington with Tacoma Medical Building Associates, a General Partnership, for the use of space in Jackson Hall at the Tacoma General Hospital complex at a monthly rate of $2,312. The lease will expire August 31, 2001. Rent expense is

                              PBS NORTHWEST, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                    YEARS ENDED DECEMBER 31, 1994 AND 1995,
       AND THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

recognized on a straight-line basis over the contractual lease term. Rental expense incurred for this operating lease amounted to $27,590 and $27,111 for the years ended December 31, 1995 and 1994, respectively.

NOTE 5. EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution 401(k) plan covering all employees who, at a minimum, are 21 years of age, have worked for the Company for one year, and work 1,000 hours per year. Eligible employees may contribute up to 17% of gross pay, subject to statutory limitations. The Company, at its discretion, matches employee contributions up to 3%. Employer contributions vest over a seven-year period. Pension expense incurred by the Company was $18,950 and $16,586 for 1995 and 1994, respectively.

NOTE 6. MAJOR CUSTOMERS

     Customers which represent 10% or more of revenue for each year are as follows:

                                                                  PERCENT OF REVENUE
                                                               ------------------------
CUSTOMER                                                          1994         1995
- -------------------------------------------------------------  -----------  -----------

   1.........................................................        11.8%        13.1%
   2.........................................................        13.8         15.5
                                                                    -----        -----
                                                                     25.6%        28.6%
                                                                    -----        -----
                                                                    -----        -----

     Customer 1 may discontinue its business relationship with the Company during October 1996, due to a pending merger of that organization.

NOTE 7. BUY-SELL AGREEMENT

     Through May 8, 1996, the date of the sale ( see Note 9), the shareholders had a buy-sell agreement providing for the transfer of shares in the event of a stockholder death or other disposition. This agreement was cancelled effective May 8, 1996.

NOTE 8. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                         DECEMBER 31,
                                                                     --------------------     MARCH 31,
                                                                       1994        1995         1996
                                                                     --------    --------    -----------
                                                                                             (UNAUDITED)

Accrual for compensated absences..................................   $ 86,030    $ 92,080     $  95,674
Accrued pension contribution and other payroll related items......     18,496      22,547         7,442
Other.............................................................      1,391         750         1,826
                                                                     --------    --------    -----------
                                                                     $105,917    $115,377     $ 104,942
                                                                     --------    --------    -----------
                                                                     --------    --------    -----------

     Included in other accrued liabilites as of December 31, 1994 is a bank overdraft of $96.

     Included in the accrual for compensated absences as of March 31, 1996, is an accrual for extended sick leave of approximately $61,000. This amount was paid by the Company prior to purchase by Physician Support Systems, Inc. as discussed in Note 9.

NOTE 9. SALE OF NET ASSETS

     On May 8, 1996, the Company sold substantially all of its assets and liabilities to a wholly-owned subsidiary of Physician Support Systems, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS. -- (CONTINUED)

     (b) Pro Forma Financial Information.

     The following unaudited pro forma financial information gives effect to the acquisition by Physician Support Systems, Inc. ('PSS') of PBS Northwest, Inc. ('PBS'). Such acquisition, which was completed on May 8, 1996, was accounted for as a purchase. The unaudited pro forma financial statements are derived from the historical financial statements of PSS and PBS and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

     The unaudited pro forma balance sheet gives effect to the acquisition by PSS of PBS as if such acquisition had occurred on March 31, 1996. Such unaudited pro forma balance sheet is derived from the unaudited consolidated balance sheet of PSS as of March 31, 1996 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 1996 which is incorporated herein by reference, as well as the unaudited balance sheet of PBS as of March 31, 1996 included elsewhere in this Form 8-K.

     The unaudited pro forma statements of operations present unaudited pro forma results of operations for the year ended December 31, 1995 and the three months ended March 31, 1996. For purposes of the unaudited pro forma statements of operations, the acquisition by PSS of PBS is included as if such acquisition had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations show separately the results of operations of the Acquired Businesses (North Coast Health Care Management Group ('NCHCM'), Medical Management Support, Inc. ('MMS') and Data Processing Systems, Inc. ('DPS')) which were acquired by PSS effective upon the completion of its initial public offering of common stock on February 12, 1996 and also include pro forma adjustments related to such offering. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K, the audited and unaudited statements of operations of the Acquired Businesses for the year ended December 31, 1995, and the audited statement of operations of PBS for the year ended December 31, 1995 included elsewhere in this Form 8-K. The unaudited pro forma statement of operations for the three months ended March 31, 1996 is derived from the unaudited consolidated statement of operations of PSS for the three months ended March 31, 1996 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 1996 (which includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to March 31, 1996), the unaudited statements of operations of the Acquired Businesses from January 1, 1996 to the effective dates of their acquisitions, and the unaudited statement of operations of PBS for the three months ended March 31, 1996 included elsewhere in this Form 8-K.

     Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                                         HISTORICAL
                                                                  -------------------------
                                                                   PHYSICIAN
                                                                    SUPPORT
                                                                    SYSTEMS
                                                                      AND            PBS        PRO FORMA
                                                                  SUBSIDIARIES    NORTHWEST    ADJUSTMENTS       PRO FORMA
                                                                  ------------    ---------    -----------       ---------

                            ASSETS
Cash...........................................................     $ 20,157        $ 271        $(3,300)(a)      $17,128
Accounts receivable -- billed..................................        2,730          220                           2,950
Accounts receivable -- unbilled................................        5,520          257                           5,777
Prepaid expenses and other current assets......................          772           16                             788
                                                                  ------------    ---------                      ---------
     Total current assets......................................       29,179          764                          26,643
                                                                  ------------    ---------                      ---------
Fixed assets, net..............................................        2,518           13                           2,531
Intangible assets, net.........................................       22,617                       2,745(a)        25,362
Other assets...................................................           74            3                              77
                                                                  ------------    ---------    -----------       ---------
                                                                      54,388          780           (555)          54,613
                                                                  ------------    ---------    -----------       ---------
                                                                  ------------    ---------    -----------       ---------

                        LIABILITIES AND
                     STOCKHOLDERS' EQUITY
Accounts payable...............................................          590            8                             598
Accrued expenses...............................................        5,922          105                           6,027
Current portion of other long-term liabilities.................          520                                          520
Deferred income taxes..........................................           39                         112(a)           151
                                                                  ------------    ---------                      ---------
     Total current liabilities.................................        7,071          113                           7,296
                                                                  ------------    ---------                      ---------

Long-term debt.................................................        5,500                                        5,500
Other long-term liabilities....................................        1,287                                        1,287
Deferred income taxes..........................................          912                                          912

Common stock...................................................            6            1             (1)(a)            6
Additional paid-in capital.....................................       43,678           10            (10)(a)       43,678
                                                                                                     656 (a)
                                                                                                    (656)(a)
Retained earnings..............................................       (4,066)         656           (656)(a)       (4,066)
                                                                  ------------    ---------    -----------       ---------
                                                                      39,618          667           (667)          39,618
                                                                  ------------    ---------    -----------       ---------
                                                                    $ 54,388        $ 780        $  (555)         $54,613
                                                                  ------------    ---------    -----------       ---------
                                                                  ------------    ---------    -----------       ---------

                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                        HISTORICAL
                                  -----------------------    PRO FORMA
                                  PHYSICIAN                 ACQUISITION                                   PBS NORTHWEST
                                   SUPPORT                  ADJUSTMENTS                              ------------------------
                                   SYSTEMS                  -----------    PRO FORMA                               PRO FORMA
                                     AND        ACQUIRED     ACQUIRED      OFFERING                               ACQUISITION
                                  SUBSIDIARY   BUSINESSES   BUSINESSES    ADJUSTMENTS     SUBTOTAL   HISTORICAL   ADJUSTMENTS
                                  ----------   ----------   -----------   -----------     --------   ----------   -----------

Revenues.........................  $ 19,584      $8,704                                   $ 28,288     $2,113
Operating Expenses:
    Wages and salaries...........     9,661       4,016        $(100)(b)                    13,577      1,087
    General and administrative...     6,846       2,499                                      9,345        431
    Depreciation and
      amortization...............     3,378         181          614(c)                      4,173          9        $ 144(c)
                                  ----------   ----------                                 --------   ----------
                                     19,885       6,696                                     27,095      1,527
                                  ----------   ----------                                 --------   ----------
Income (loss) from operations....      (301)      2,008                                      1,193        586
Other income (expense)
    Interest.....................    (1,476)        (20)                    $ 2,406(d)         910         14         (165)(e)
    Other........................         4         (55)                                       (51)
                                  ----------   ----------                                 --------   ----------
                                     (1,472)        (75)                                       859         14
                                  ----------   ----------                                 --------   ----------
Income (loss) before income taxes
  (benefit)......................    (1,773)      1,933                                      2,052        600
Income taxes (benefit)...........      (500)        149          418(f)         962(f)       1,030                     116(f)
                                  ----------   ----------                                 --------   ----------
Net income (loss)................  $ (1,273)     $1,784                                   $  1,022     $  600
                                  ----------   ----------                                 --------   ----------
                                  ----------   ----------                                 --------   ----------
Weighted average shares
  outstanding....................
Net income (loss) per share......


                                   PRO FORMA
                                   ---------
Revenues.........................   $30,401
Operating Expenses:
    Wages and salaries...........    14,664
    General and administrative...     9,776
    Depreciation and
      amortization...............     4,326
                                   ---------
                                     28,766
                                   ---------
Income (loss) from operations....     1,635
Other income (expense)
    Interest.....................       759
    Other........................       (51)
                                   ---------
                                        708
                                   ---------
Income (loss) before income taxes
  (benefit)......................     2,343
Income taxes (benefit)...........     1,146
                                   ---------
Net income (loss)................   $ 1,197
                                   ---------
                                   ---------
Weighted average shares
  outstanding....................  6,265,000(g)
                                   ---------
                                   ---------
Net income (loss) per share......    $0.19
                                     -----
                                     -----

                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                           HISTORICAL
                              -------------------------------------
                               PHYSICIAN                                PRO FORMA ACQUISITION
                                SUPPORT                                      ADJUSTMENTS
                                SYSTEMS                                ------------------------                  PRO FORMA
                                  AND         ACQUIRED       PBS        ACQUIRED         PBS                     OFFERING
                              SUBSIDIARIES   BUSINESSES   NORTHWEST    BUSINESSES     NORTHWEST     SUBTOTAL    ADJUSTMENTS
                              ------------   ----------   ---------    ----------     ---------     --------    -----------

Revenues...................      $6,399         $729        $ 565                                    $7,693
Operating Expenses:
    Wages and salaries.....       3,325          390          281                                     3,996
    General and
      administrative.......       2,218          210          105                                     2,533
    Depreciation and
      amortization.........         961           64            1         $ 50(c)        $36(c)       1,112
                                 ------        -----      ---------                                 --------
                                  6,504          664          387                                     7,641
                                 ------        -----      ---------                                 --------
Income (loss) from
  operations...............        (105)          65          178                                        52
Other income (expense)
    Interest...............        (146)          (1)                                                  (147)       $ 224(d)
    Other..................         136                         1                                       137
                                 ------        -----      ---------                                 --------
                                    (10)          (1)           1                                       (10)
                                 ------        -----      ---------                                 --------
Income (loss) before income
  taxes (benefit)..........        (115)          64          179                                        42
Income taxes (benefit).....         (56)                                     5(f)         57(f)           6           91(f)
                                 ------        -----      ---------                                 --------
Net income (loss)..........      $  (59)        $ 64        $ 179                                    $   36
                                 ------        -----      ---------                                 --------
                                 ------        -----      ---------                                 --------
Weighted average shares
  outstanding..............
Net income (loss) per
  share....................


                             PRO FORMA
                             ---------
Revenues...................   $ 7,693
Operating Expenses:
    Wages and salaries.....     3,996
    General and
      administrative.......     2,533
    Depreciation and
      amortization.........     1,112
                             ---------
                                7,641
                             ---------
Income (loss) from
  operations...............        52
Other income (expense)
    Interest...............        77
    Other..................       137
                             ---------
                                  214
                             ---------
Income (loss) before income
  taxes (benefit)..........       266
Income taxes (benefit).....        97
                             ---------
Net income (loss)..........   $   169
                             ---------
                             ---------
Weighted average shares
  outstanding..............  6,265,000(g)
                             ---------
                             ---------
Net income (loss) per
  share....................    $0.03
                               -----
                               -----

                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Adjustment to reclassify undistributed S Corporation earnings to additional paid-in capital and to reflect the acquisition of PBS by PSS. The purchase price of $3,300,000 (including transaction fees of approximately $300,000) is allocated as follows:

                                                                               ($000s)
                                                                          -----------------

Current assets.........................................................        $   764
Fixed assets...........................................................             13
Other assets...........................................................              3
Intangible assets......................................................          2,745
Current liabilities....................................................           (225)
                                                                               -------
     Total purchase price..............................................        $ 3,300
                                                                               -------
                                                                               -------

        Intangible assets include the following:

                                                                               ($000s)
                                                                          -----------------

Non-compete agreement..................................................        $   100
Goodwill...............................................................          2,645
                                                                               -------
     Total intangible assets...........................................        $ 2,745
                                                                               -------
                                                                               -------

        Useful lives assigned to intangible assets are as follows:

                                                                              ESTIMATED
                                                                             USEFUL LIFE
                                                                          -----------------

Non-compete agreement..................................................   Life of agreement
Goodwill...............................................................       20 years

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

     (b) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.

     (c) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.

     (d) Adjustment to reflect the decrease in interest expense and increase in interest income associated with the repayment of long-term debt as a result of the offering.

     (e) Adjustment to reduce interest income earned in adjustment(d) as a result of the purchase of PBS.

     (f) Adjustment to reflect the income tax effects of the acquisitions.

     (g) The weighted average shares outstanding used to calculate pro forma earnings per share is 6,265,000 shares, representing the number of shares issued and outstanding as a result of the offering.

(c) Exhibits.

 99.  -- Physician Support Systems, Inc., Form 10-Q (File 33-80731) for the quarter ended March 31, 1996 previously filed and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          PHYSICIAN SUPPORT SYSTEMS, INC.

Dated: July 15, 1996.

                                                       /S/ DAVID S. GELLER
                                          By  ..................................
                                                      DAVID S. GELLER
                                                   SENIOR VICE PRESIDENT